UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2016

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Technology Forest Place
The Woodlands, Texas 77381
(Address of principal executive
offices and Zip Code)

(281) 863-3000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 1.01	Entry into a Material Definitive Agreement
On September 30, 2016, we entered into an Amendment No. 1 to Amended and Restated Purchase Option Agreement (the “Amendment”) with Symphony Icon Holdings LLC (“Holdings”) and Symphony Icon, Inc. (“Symphony Icon”), amending the terms of our Amended and Restated Purchase Option Agreement with Holdings and Symphony Icon, dated July 30, 2010 (the “Purchase Option Agreement”).
Under the Amendment, we will pay Holdings $21,013,000 (the “Buyout Amount”) in the event that we receive regulatory approval in the United States for the marketing and sale of telotristat ethyl (previously referred to as telotristat etiprate) (“Regulatory Approval”), such Buyout Amount to be in lieu of any remaining payments which may be or become payable to Holdings under the Purchase Option Agreement. Prior to the Amendment, we were obligated to make up to $29,550,000 in remaining contingent payments upon the occurrence of certain specified events. Consistent with the terms of the Purchase Option Agreement previously in effect, the Buyout Amount may be payable, at our option, in cash or a combination of cash and up to 50% in our common stock.
Either we or Holdings may terminate the Amendment (restoring the financial terms previously in effect) in the event that we have not received Regulatory Approval by February 28, 2017.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Amended and Restated Purchase Option Agreement with Symphony Icon Holdings LLC and Symphony Icon, Inc. dated September 30, 2016

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: October 5, 2016	By:	/s/ Brian T. Crum
Brian T. Crum
Vice President and General Counsel

Index to Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Amended and Restated Purchase Option Agreement with Symphony Icon Holdings LLC and Symphony Icon, Inc. dated September 30, 2016